Exhibit 10.1

POI ACQUISITION, L.L.C.

QUADRANGLE MASTER FUNDING LTD

October 18, 2004

Protection One Alarm Monitoring, Inc.

Protection One, Inc.

Network Multi-Family Security Corporation

c/o Protection One, Inc.

818 South Kansas Avenue

Topeka, Kansas  66612

Ladies and Gentlemen:

1.             We refer to the:  (a) Credit Facility Standstill Agreement, dated as of February 17, 2004 (the “Agreement”), among Protection One Alarm Monitoring, Inc. (“POAM”), Protection One, Inc., (“POI”), Network Multi-Family Security Corporation (“Network”) and POI Acquisition, L.L.C. (“POI Acquisition”); (b) letter from Quadrangle Master Funding Ltd (“Quadrangle”) to POAM, dated February 27, 2004, (i) advising POAM of Quadrangle’s assumption from POI Acquisition of one-third of the obligations under the Credit Facility; and (ii) confirming Quadrangle’s agreement to be bound by the obligations of POI Acquisition set forth in the Agreement; (c) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 17, 2004, amending the term of the Agreement (except as otherwise provided therein); (d) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 24, 2004, further amending the term of the Agreement (except as otherwise provided therein); (e) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated May 28, 2004, further amending the term of the Agreement (except as otherwise provided therein); (f) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated June 28, 2004, further amending the term of the Agreement (except as otherwise provided therein); (g) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated July 26, 2004, further amending the term of the Agreement (except as otherwise provided therein); (h) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated August 23, 2004, further amending the term of the Agreement (except as otherwise provided therein); and (i) letter from POI Acquisition and Quadrangle to POAM, POI and Network, dated September 20, 2004, further extending the term of the Agreement (except as otherwise provided therein) (the “Seventh Letter Agreement”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.             Pursuant to section 3 of the Agreement, the Agreement shall terminate and be of no further force and effect on the Debt Specified Date (which currently,

under clause (i) of section 3 of the Agreement, as amended by the Seventh Letter Agreement, is 11:59 p.m. prevailing Eastern Time on October 18, 2004).  By this letter agreement and at your request, we hereby agree to further amend the definition of the Outside Date to mean 11:59 p.m. prevailing Eastern time on the date that is 252 days after the Effective Time (the period beginning with the Effective Time and continuing through and including the Outside Date, the “Outside Standstill Period”).  We also hereby agree that the Outside Standstill Period shall be automatically extended three (3) consecutive times by seven (7) day periods (and the definition of Outside Date shall be further amended accordingly), without any further action required to be taken by any party hereto, unless POI Acquisition and Quadrangle deliver written notice of non-extension to POI pursuant to Paragraph 4 of this letter agreement on October 22, 2004, October 29, 2004 or November 5, 2004.  Under no circumstance shall the Outside Standstill Period exceed 273 days pursuant to the terms of this letter agreement.  This letter agreement shall not apply to section 5 of the Agreement.  Except as otherwise provided herein, the Agreement shall remain in full force and effect subject to the terms and provisions thereof.

3.             Notwithstanding anything to the contrary contained herein:  (a) in the event that POI Acquisition and Quadrangle deliver written notice of termination to POI pursuant to Paragraph 4 of this letter agreement, this letter agreement and the Outside Standstill Period shall terminate effective as of two business days following the date of receipt of such written notice by POI; and (b) nothing herein shall constitute an amendment or waiver of the termination provisions of clause (ii) of section 3 of the Agreement.

4.             Any written notice to be given pursuant to this letter agreement by POI Acquisition and Quadrangle shall be sufficiently given if sent by overnight delivery service or by facsimile transmission, with receipt confirmed, as follows:

Protection One, Inc.
4221 W. John Carpenter Freeway
Irving, Texas, 75063
Attn: J. Eric Griffin, General Counsel
Facsimile: (972) 916-6195

with a copy to:

Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
Attn: Anup Sathy
Facsimile: (312) 861-2200

5.             This letter agreement may be executed in counterparts.  Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter agreement enclosed herewith.

*              *              *              *

Very truly yours,

POI ACQUISITION, L.L.C.

By:	/s/ David A. Tanner
Name:	David A. Tanner
Title:	Member

QUADRANGLE MASTER FUNDING LTD

By:	/s/ Michael Weinstock
Name:	Michael Weinstock
Title:	Member

Agreed as of the date first written above:

PROTECTION ONE ALARM MONITORING, INC.

By:	/s/ Darius G. Nevin
Name:	Darius G. Nevin
Title:	Exec. Vice President

PROTECTION ONE, INC.

By:	/s/ Darius G. Nevin
Name:	Darius G. Nevin
Title:	Exec. Vice President

NETWORK MULTI-FAMILY SECURITY CORPORATION

By:	/s/ Steve Williams
Name:	Steve Williams
Title:	President